April 2, 2015 11:00AM ET

Air Industries Group (the "Company" or "Air Industries") announces quarterly dividend

HAUPPAGUE, NY -- (Marketwired – April 2, 2015) – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group today announced that its Board of Directors has approved a quarterly cash dividend to its shareholders.

A quarterly dividend of $0.15 per common share will be paid on April 24, 2015, to all shareholders of record as of the close of business on April 13, 2015.

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the status and impact of the Sequester and the US government’s military budget, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstancesAir Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com